UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

MERCURY GENERAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

California	001-12257	95-221-1612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4484 Wilshire Boulevard

Los Angeles, California 90010

(Address of Principal Executive Offices)

(323) 937-1060

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

Mercury General Corporation held its Annual Meeting of Shareholders on May 12, 2010. The matters voted upon at the meeting included the election of all nine directors and the re-approval of the material terms of the performance criteria under the Mercury General Corporation 2005 Equity Participation Plan. The votes cast with respect to these matters were as follows:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Nathan Bessin	38,601,027	2,473,854
Bruce A. Bunner	40,041,817	1,033,064
Michael D. Curtius	40,038,261	1,036,620
Richard E. Grayson	39,959,279	1,115,602
George Joseph	39,989,839	1,085,042
Martha E. Marcon	39,992,186	1,082,695
Donald. P. Newell	39,954,180	1,120,701
Donald R. Spuehler	39,953,847	1,121,034
Gabriel Tirador	40,211,717	863,164

Re-approval of the material terms of the performance criteria under the Mercury General Corporation 2005 Equity Participation Plan:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained
38,485,871	2,020,137	568,873

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2010	MERCURY GENERAL CORPORATION

	By:	/s/ THEODORE STALICK
	Name:	Theodore Stalick
	Its:	Chief Financial Officer

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